Exhibit 99

For Immediate Release

TradeStation Group Reports Record Revenues and Record Daily Average
Revenue Trades (DARTs)

Plantation FL, July 25, 2007 – TradeStation Group, Inc. (NASDAQ GS: TRAD) today reported record net revenues of $35.8 million and record daily average revenue trades (DARTs) of over 71,000 for the 2007 second quarter.

TradeStation Group’s 2007 second quarter net income of $8.1 million, or 18 cents per share (diluted), was a 6.4% increase from 2006 second quarter net income of $7.6 million, or 17 cents per share (diluted). The company’s 2007 second quarter net revenues of $35.8 million were a 10.3% increase from 2006 second quarter net revenues of $32.5 million.

 “We are pleased to report that our DARTs have grown both year over year and sequentially in the second quarter, even though our larger competitors saw their DARTs flatten or decrease over the same periods,” said Salomon Sredni, CEO of TradeStation Group.  “We attribute our impressive growth in DARTs in these market conditions to the diversity of our service offering, account growth, and the robustness of our high-end client base.”

TradeStation Reports Record DARTs and Total Accounts

For the 2007 second quarter, TradeStation experienced the following year-over-year growth in DARTs with respect to equities, futures and forex accounts:

	Q2 07	Q2 06	% Increase
Daily Average Revenue Trades	71,117	62,461	14%

The company also published today, in a separate announcement, its DARTs and Total Client Assets for the month of June 2007. TradeStation’s 78,514 DARTs in June, a monthly record, was a 33% increase over June 2006 DARTs of 58,979.

TradeStation had 34,088 brokerage accounts at June 30, 2007, a 19% increase from June 30, 2006.

TradeStation’s Average Client Trades Over 530 Times per Year and Has an Average Account Balance of $76,000 for Equities and $20,000 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2007 second quarter:

Client Trading Activity
Annualized average revenue per account	$3,985
Annualized trades per account	534

Client Account Assets
Average assets per account (Equities)	$76,000
Average assets per account (Futures)	$20,000

While, on an annualized basis during the 2007 second quarter, the average TradeStation account traded 534 times per year, or 45 times per month, the average TD Ameritrade and E-Trade account traded about 11 times per year, or less than one time per month. Also, TradeStation’s average assets per equities account were substantially higher than the average assets per account of TD Ameritrade and E-Trade.

Company Purchases 305,470 Shares under Stock Buy Back Plan

In the 2007 second quarter, the company purchased 305,470 shares of its common stock pursuant to its stock buy back plan for a total purchase price of $3.7 million. Since buying under the plan began November 13, 2006, through June 30, 2007, the company has purchased 738,625 shares for a total purchase price of $9.5 million.

Under the stock buy back plan, the company is authorized to purchase up to $60 million of its common stock using available and unrestricted cash, over a 4-year period, in the open market or through privately-negotiated transactions pursuant to one or more Rule 10b5-1 plans or programs. Pursuant to the plan, $1,250,000 of company cash per month during each month of the 4-year period (i.e., $15 million per 12-month period and $60 million for the 4-year period) has been authorized to be used to purchase company shares at prevailing prices, subject to compliance with applicable securities laws, rules and regulations, including Rules 10b5-1 and 10b-18. The buy back plan does not obligate the company to acquire any specific number of shares in any period, and may be modified, suspended, extended or discontinued at any time without prior notice.

Company Provides 2007 Third Quarter Business Outlook

TradeStation today also published its 2007 Third Quarter Business Outlook.

The company’s 2007 third quarter Business Outlook estimated ranges are as follows:

2007 THIRD QUARTER BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	Third Quarter 2007
REVENUES	$37.0	to	$39.0
EARNINGS PER SHARE (Diluted)	$0.18	to	$0.19

The company’s Business Outlook estimated range of earnings per share (diluted) for the 2007 fiscal year is now $0.74 to $0.77.

The company’s 2007 third quarter and full-year Business Outlook estimated ranges are based on numerous assumptions, including: basing the midpoints of the ranges, in part, on monthly client trading volume over the six-month period ended June 30, 2007 (the period used and the formula and criteria applied often vary with each quarterly Business Outlook based upon management’s judgment each quarter concerning the best assumptions to use); the rate of growth and impact of new forex accounts and trading activity following the recent launch of the company’s new forex offering; anticipated growth and trading activity of active trader equities and futures accounts; interest rates (and the extent to which they will or will not increase or decrease); the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives; and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced above and below.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company’s 2007 second quarter results and its 2007 third quarter Business Outlook. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art “direct market access” (DMA) or “direct-access” order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies. In 2007, TradeStation was named, for the third year in a row, Best Futures Brokerage and, for the fifth year in a row, Best Direct-Access Stock Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine.

TradeStation Securities, Inc. (Member NASD, NYSE, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange, NYSE ARCA and Philadelphia Stock Exchange. The company’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services. Its London-based subsidiary, TradeStation Europe Limited, an FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the 2007 third quarter and full-year Business Outlook estimated ranges contained in this press release, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	changes in the condition of the securities and futures markets, including, but not limited to, changes in the combined average volume of the major U.S. equities and futures exchanges and in market volatility, which tend to significantly affect customer trading volume at TradeStation;

•	the level of success of the company’s recently-launched upgrade of its forex trading offering (when a similar upgrade was made to the company’s futures trading offering in 2003, futures account and trading volume growth occurred rapidly, but no assurance can be made that similar positive results will occur with the company’s forex trading offering);

•	the company’s ability (or lack thereof), based upon market conditions, the level of success of its marketing and product development and enhancement efforts, product and service quality and reliability, competition (including both price and quality-of-offering competition, which are intense) and other factors, to achieve significant, or any, net increases in DARTs, brokerage accounts and brokerage revenues sequentially or year over year (for example, TradeStation’s DARTs decreased sequentially from second to third quarter in 2004 and in 2006, and net revenues decreased sequentially from second to third quarter 2006, and these items may decrease sequentially or year over year in subsequent periods);

•	with respect to net new customer accounts, the company’s ability (or lack thereof) to maintain or increase the rate of quarterly gross account additions and to reduce the rate of quarterly account attrition (which has risen in recent quarters), which may not be successful despite the company’s recent and planned efforts to improve sales, marketing and customer service and retention methods and practices;

•	unanticipated infrastructure, capital or other large expenses, and unforeseen or unexpected liabilities and claims, the company may face as it seeks to grow its U.S. active trader market share in equities, futures and forex business, and its institutional and non-U.S. trader market businesses (the company has no significant prior experience with forex, institutional and non-U.S. trader marketing, sales or product development operations), including potential acquisition or business combination risks, costs and expenses (such as professional fees and, in the case of an acquisition, amortization expense) incurred in the event the company acquires or combines with other businesses;

•	the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings, or acquires other businesses;

•	change or lack of change in the federal funds rate of interest that is different than what the company anticipates;

•	unauthorized intrusion and criminal activity in customer accounts by persons who unlawfully access customer accounts and then place orders or other transactions in those accounts (the company has recently experienced three of these occurrences, affecting seven or eight customer accounts, and is in the process of taking measures to limit or prevent future occurrences, but no assurance can be made that any such measures taken by the company will be successful or that future occurrences will not result in substantial account losses that will ultimately be borne by the company);

•	technical difficulties, errors or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures (also, the company does not maintain a seamless, redundant back-up system to its order execution systems, which could materially intensify the negative consequences of any such difficulties, errors or failures);

•	the timing, implementation and costs associated with planned hardware and software upgrades for back-office and internal systems, and other capital expenditures planned for 2007;

•	adverse results in pending or future litigation against the company, including one pending lawsuit seeking tens of millions of dollars in damages filed by a co-founder of onlinetrading.com, a brokerage acquired by the company in 2000 (which is scheduled for trial in January 2008), that are significantly different than is currently estimated or expected (currently zero dollars are reserved for the claims in this pending lawsuit and the company’s D&O insurance carriers have denied coverage of such claims);

•	pending NASD matters concerning OATS reporting violations from 1999 to 2004 and failure to transmit short sale position reports for several months after the conversion to self-clearing operations in 2004, which could result in fines, sanctions and/or other negative consequences beyond accrued or anticipated amounts;

•	the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder lawsuit against the company, pending and future regulatory matters, other lawsuits or proceedings against the company, or potential business combinations or strategic relationships);

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower);

•	the general variability and unpredictability of operating results forecast on a quarterly basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other company SEC filings and company press releases.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
REVENUES:
Brokerage commissions and fees	$22,718,953	$20,007,857	$45,006,658	$38,640,290
Interest income	12,151,328	11,162,025	24,117,055	20,665,866
Brokerage interest expense	1,223,225	1,119,148	2,417,011	2,217,958

Net interest income	10,928,103	10,042,877	21,700,044	18,447,908
Subscription fees and other	2,146,640	2,400,085	4,417,617	4,747,300

Net revenues	35,793,696	32,450,819	71,124,319	61,835,498

EXPENSES:
Employee compensation and benefits	8,771,032	7,230,492	17,222,049	14,197,263
Clearing and execution	7,534,991	6,856,437	14,657,905	12,684,120
Data centers and communications	1,479,811	1,618,377	3,153,810	3,149,180
Advertising	1,569,333	1,101,775	2,654,902	2,058,392
Professional services	204,170	678,148	1,362,997	1,436,708
Occupancy and equipment	689,070	633,532	1,385,697	1,255,694
Depreciation and amortization	1,007,647	564,982	2,006,576	1,047,593
Other	1,570,254	1,165,620	2,514,767	1,945,990

Total expenses	22,826,308	19,849,363	44,958,703	37,774,940

Income before income taxes	12,967,388	12,601,456	26,165,616	24,060,558
INCOME TAX PROVISION	4,834,533	4,957,880	9,837,404	9,465,111

Net income	$8,132,855	$7,643,576	$16,328,212	$14,595,447

EARNINGS PER SHARE:
Basic	$0.18	$0.17	$0.37	$0.33

Diluted	$0.18	$0.17	$0.36	$0.32

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	44,382,844	44,570,353	44,486,460	44,444,782

Diluted	45,424,242	45,916,057	45,566,403	45,919,485

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $1,433,569 at June 30, 2007 and December 31, 2006*	$79,786,435	$74,539,256
Cash segregated in compliance with federal regulations	413,431,229	417,501,417
Marketable securities	9,322,297	9,322,297
Receivables from brokers, dealers, clearing organizations and clearing agents	29,800,993	34,866,825
Receivables from brokerage customers	95,442,056	77,021,893
Property and equipment, net	8,069,773	8,734,890
Deferred income taxes, net	2,144,847	1,970,047
Deposits with clearing organizations	20,302,976	20,180,361
Other assets	7,353,368	4,950,427

Total assets	$665,653,974	$649,087,413

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$1,743,986	$4,444,956
Payables to brokerage customers	525,183,041	516,355,890
Accounts payable	2,280,422	2,846,669
Accrued expenses	6,809,001	7,235,023

Total liabilities	536,016,450	530,882,538
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	129,637,524	118,204,875

Total liabilities and shareholders’ equity	$665,653,974	$649,087,413

* June 30, 2007 Cash and cash equivalents excludes $3.2 million that was transferred on July 2, 2007 from Cash segregated in compliance with federal regulations. December 31, 2006 Cash and cash equivalents excludes $7.6 million that was transferred on January 3, 2007 from Cash segregated in compliance with federal regulations.